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EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2007, accompanying the consolidated financial statements included in the Annual Report of Easylink Services Corporation on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of Easylink Services Corporation on Forms S-3 (File No. 333-41154, 333-41156, 333-43060, 333-59776, and 333-76578) and Forms S-8 (File No.
333-135334, 333-96151, 333-31356, 333-39586, 333-97437 and 333-107737).


/s/ GRANT THORNTON LLP

Edison, New Jersey
March 27, 2007


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